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                                                                    EXHIBIT 23.2

[LETTERHEAD OF MULDOON, MURPHY & FAUCETTE APPEARS HERE]



                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by Roslyn Bancorp, Inc., Roslyn, New York, and all amendments thereto; in the Form H-(e)1-S for Roslyn Bancorp, Inc., and all amendments thereto; and in the Applications for Conversion on Form 86-AC filed by The Roslyn Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for The Roslyn Savings Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York chartered mutual savings bank to an New York chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Roslyn Bancorp, Inc., a holding company formed for such purpose, and the offering of Roslyn Bancorp Inc.'s common stock.


                                          MULDOON, MURPHY & FAUCETTE
                                          /s/Muldoon, Murrphy & Faucette


Dated this 15th day of
August, 1995